Exhibit 99.1

CORECIVIC ANNOUNCES OFFERING

OF SENIOR UNSECURED NOTES

NASHVILLE, Tenn. – October 11, 2017 — CoreCivic, Inc. (NYSE: CXW) (“CoreCivic”) announced today that it intends to offer $250,000,000 aggregate principal amount of senior unsecured notes due 2027 (the “Notes”), subject to market and other customary conditions. The Notes will initially be guaranteed by all of CoreCivic’s subsidiaries that guarantee its senior secured revolving credit facility and its other indebtedness. CoreCivic intends to use substantially all of the net proceeds from the offering to repay a portion of the borrowings outstanding under its revolving credit facility and to pay related fees and expenses, and to the extent not used for the foregoing purposes, for working capital and other general corporate purposes, which may include investments.

BofA Merrill Lynch, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., PNC Capital Markets LLC and Regions Securities LLC are acting as joint book running managers for the offering. Citizens Capital Markets, Inc. and FTN Financial Securities Corp. are acting as co-managers for the offering.

The Notes are being offered pursuant to CoreCivic’s existing automatic shelf registration statement on Form S-3 and amendment thereto, each of which became effective upon filing with the Securities and Exchange Commission. A preliminary prospectus supplement describing the terms of the offering has been filed with the Securities and Exchange Commission and is available at www.sec.gov. The offering may be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering may be obtained at BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release includes forward-looking statements regarding CoreCivic’s intention to issue the Notes and its intended use of the net proceeds. These forward-looking statements may be affected by risks and uncertainties in CoreCivic’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in CoreCivic’s Securities and Exchange Commission filings, including CoreCivic’s reports on Form 10-K and Form 10-Q filed with the Commission, as well as the risks identified in the preliminary prospectus supplement and the accompanying prospectus relating to the offering. CoreCivic wishes to caution readers that certain important factors may have affected and could in the future affect CoreCivic’s actual results and could cause CoreCivic’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of CoreCivic, including the risks that the offering of the Notes cannot be successfully completed. CoreCivic undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About CoreCivic

CoreCivic is a diversified government solutions company with the scale and experience needed to solve tough government challenges in cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, innovative and cost-saving government real estate solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. CoreCivic has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good.

-End-